EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 31, 2000 relating to the financial statements, which appear in Scios Inc,'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 18, 2001